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                                                                     EXHIBIT 1.1

                            HELLER FINANCIAL, INC.
                                Debt Securities


                    UNDERWRITING AGREEMENT BASIC PROVISIONS
                    ---------------------------------------

                                                            October 16, 1997


     Heller Financial, Inc., a Delaware corporation (the "Company"), proposes to issue and sell from time to time certain of its senior unsecured debt securities (the "Senior Securities"), and/or subordinated unsecured debt securities (the "Subordinated Securities") and/or junior subordinated unsecured debt securities (the "Junior Securities") (the Senior Securities, Subordinated Securities and Junior Securities are herein collectively called the "Securities") registered under the registration statement referred to in Section l(a). The Senior Securities will be issued under an indenture dated as of September 1, 1995 between the Company and Shawmut Bank Connecticut, National Association, as Trustee, or pursuant to an indenture referred to in the next sentence (such indentures, as at any time amended, being referred to herein individually as a "Senior Indenture" or collectively as the "Senior Indentures"); the Subordinated Securities will be issued under an indenture dated as of September 1, 1995 between the Company and Shawmut Bank Connecticut, National Association, as Trustee, or pursuant to an indenture referred to in the next sentence (such indentures, as at any time amended, being referred to herein individually as a "Subordinated Indenture" or collectively as the "Subordinated Indentures"); and the Junior Subordinated Securities will be issued under an indenture dated as of September 1, 1995 between the Company and Shawmut Bank Connecticut, National Association, as Trustee, or pursuant to an indenture referred to in the next sentence (such indentures being referred to herein individually as a "Junior Subordinated Indenture" or collectively as the "Junior Subordinated
Indentures"); each may be issued in one or more series, which series may have varying designations, interest rates and payment dates, maturities, redemption provisions, and other terms, with all such terms for any particular series being determined at the time of sale. Each of the Senior Securities, the Subordinated Securities and the Junior Subordinated Securities, respectively, may also be issued under an indenture in the form of such indenture for each such class of Securities, respectively, filed as an exhibit to the registration statement referred to in Section 1(a), for which the related Trustee will be qualified in accordance with the rules and regulations of the Securities and Exchange Commission (the "Commission") on or about the time of their respective issuance. The Senior Indentures, the Subordinated Indentures and the Junior Subordinated Indentures are sometimes referred to herein individually as an "Indenture" and collectively as the "Indentures." The securities will be issued and sold pursuant to one or more pricing agreements (each a "Pricing Agreement" and together the "Pricing Agreements") in the form of Annex I hereto, with such additions and
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deletions as the parties thereto may determine, between the Company and the firm or firms named in Schedule I to the Pricing Agreement. With respect to any particular Pricing Agreement, the firm or firms named in Schedule I thereto are hereinafter referred to as the "Underwriters," the particular series of Securities specified in Schedule II thereto as being issued and sold to the Underwriters thereunder are hereinafter referred to as the "Designated Securities, the Indenture under which the Designated Securities are to be issued is hereinafter referred to as the "Designated Indenture" and the firm or firms designated as representatives of the Underwriters are hereinafter referred to as the "Representatives"; if the Underwriters include only the Representatives, use of the latter term shall be deemed to refer to the Underwriters. The basic provisions set forth in this document (the "Basic Provisions) are intended to be incorporated by reference in the Pricing Agreements and the sale of Designated Securities to Underwriters pursuant to any particular Pricing Agreement shall be subject to the terms and conditions set forth herein and therein. Any such Pricing Agreement, together with the Basic Provisions incorporated by reference therein, is herein referred to as this "Agreement." Capitalized terms defined in any Pricing Agreement are used herein as therein defined.

     1. Representations and Warranties of the Company. The Company represents and warrants to, and agrees with, the Underwriters with respect to each offering of Designated Securities that:

          (a) A registration statement on Form S-3 (with the file number set forth in Schedule II to the Pricing Agreement), including a prospectus, relating to the Securities has been filed with the Commission and has become effective; the Company meets the requirements for the use of such form. A prospectus supplement (the "Prospectus Supplement") reflecting the terms of the Designated Securities, the terms of the offering thereof and the other matters set forth therein has been prepared and will be filed pursuant to Rule 424 under the Securities Act of 1933 (the "Act"). The registration statement (including the material incorporated therein by reference, except for documents or portions thereof which are deemed, under Rule 412 of the rules and regulations under the Act, not to be incorporated into such registration statement and including all exhibits thereto other than the Form T-1 Statement of Eligibility and Qualification under the Trust Indenture Act of 1939, as amended (the "Trust Indenture Act"), for each Trustee under the Indentures, as amended at the time of any Pricing Agreement, is hereinafter referred to, with respect to the transaction contemplated by such Pricing Agreement, as the "Registration Statement", and each prospectus then forming a part thereof (including the material incorporated therein by reference), as supplemented by the Prospectus Supplement, is hereinafter referred to as the "Prospectus". Any reference to any amendment or supplement to the Registration Statement or Prospectus shall be deemed to refer to and include the filing of any document with the Commission deemed

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     to be incorporated by reference therein after the effective date of the
     Registration Statement.

          (b) On the effective date of the registration statement relating to the Securities (including the material incorporated therein by reference), the registration statement conformed in all material respects with the requirements of the Act, the Trust Indenture Act and the applicable rules and regulations of the Commission thereunder and did not include any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary to make the statements therein not misleading, and each of the Indentures conformed in all material respects with the requirements of the Trust Indenture Act and the rules and regulations of the Commission thereunder; on the date of each Pricing Agreement and at the Time of Delivery (as hereinafter defined), the Registration Statement and the Prospectus will conform in all material respects with the requirements of the Act, the Trust Indenture Act and the rules and regulations of the Commission thereunder and neither of such documents will include any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary to make the statements therein not misleading and the Designated Indenture will conform in all material respects with the requirements of the Trust Indenture Act and the rules and regulations of the Commission thereunder; provided, however, that the Company makes no representations or warranties as to the information contained in or omitted from the Registration Statement or the Prospectus in reliance upon and in conformity with information furnished in writing to the Company by or on behalf of any Underwriter, directly or through the Representatives, specifically for use in connection with the preparation thereof.

          (c) The accountants who have certified or shall certify the audited financial statements of the Company included or incorporated by reference in the Registration Statement and the Prospectus are, to the best of the Company's knowledge, independent accountants as required by the Act and the Rules and Regulations.

          (d) The financial statements included or incorporated by reference in the Registration Statement and the Prospectus present fairly the financial position, results of operations and changes in financial position of the corporations to which they relate, as of the respective dates of, or for the respective periods indicated, all in conformity with generally accepted accounting principles applied on a consistent basis throughout the periods involved.

          (e) Subsequent to the respective dates as of which information is given in the Registration Statement and the Prospectus, except as

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     contemplated or set forth in the Registration Statement and the Prospectus,
     (i) there has not been any material adverse change in the financial condition, earnings, business or properties of the Company and its subsidiaries taken as a whole, whether or not arising from transactions in the ordinary course of business, (ii) neither the Company nor any of its subsidiaries have entered into any transaction not in the ordinary course of business material to the Company and its subsidiaries taken as a whole and (iii) neither the Company nor any of its subsidiaries have incurred any liabilities or obligations, direct or contingent, not in the ordinary course of business which are material in relation to the Company and its subsidiaries taken as a whole.

          (f) The Designated Indenture has been duly authorized, executed and delivered by the Company and has been duly qualified under the Trust Indenture Act and constitutes the valid and legally binding obligations of the Company subject, as to enforcement, to bankruptcy, insolvency, reorganization and other laws of general applicability affecting creditors rights and to general equity principles; the Designated Securities conform to the description thereof contained in the Prospectus and are duly and validly authorized, and, when validly authenticated, issued and delivered in accordance with the Designated Indenture and sold to the Underwriters, will be validly issued and outstanding obligations of the Company entitled to the benefits of the Designated Indenture; and at the Time of Delivery the Designated Securities will rank pari passu with all other series of Securities issued under the Designated Indenture.

          (g) The Company and each of its subsidiaries (other than subsidiaries which, considered in the aggregate as a single subsidiary, would not constitute a "significant subsidiary" as defined in Rule 1-02(v) of Regulation S-X promulgated by the Commission) have been duly incorporated and are validly existing as corporations in good standing under the laws of the respective jurisdictions of their incorporations; each of the Company and such subsidiaries is duly licensed and duly qualified to do business as a foreign corporation and is in good standing in all the jurisdictions in which it owns or leases substantial property or in which the conduct of its business requires such qualification, except where the failure to be so qualified, considering all such cases in the aggregate, does not involve a material risk to the business, properties, financial position or results of operations of the Company and its subsidiaries, taken as a whole; and each of the Company and such subsidiaries has full power and authority to own its properties and conduct its business as described in the Prospectus; all the outstanding shares of capital stock of each such subsidiary have been duly and validly authorized and issued and are fully paid and nonassessable and are owned by the Company either directly or through wholly owned subsidiaries free and clear of any perfected security interest and any other security interests, claims, liens or encumbrances.

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          (h)  Neither the issuance or sale of the Designated Securities by the
     Company, nor the consummation by the Company of any other of the transactions herein contemplated, nor the fulfillment by the Company of the terms hereof, will materially conflict with, result in a material breach of or constitute a material default under any statute, the Company's charter or by-laws or the terms of any indenture or other agreement or instrument to which the Company or any of its subsidiaries is a party or is bound, or, to the best of the knowledge of the Company, any order or regulation applicable to the Company or any of its subsidiaries of any court, regulatory body, administrative agency or governmental body having jurisdiction over the Company or any of its subsidiaries.

          (i) Except for litigation referred to in the Registration Statement or in the Prospectus and litigation which, if determined adversely to the Company or its subsidiaries, would not have a material adverse effect upon the financial condition or the earnings of the Company and its subsidiaries (taken as a whole), the Company knows of no legal or governmental proceedings pending to which the Company or any of its subsidiaries is a party or of which any property of the Company or any of its subsidiaries is the subject; and, to the best of the Company's knowledge, no such proceedings are threatened or contemplated by governmental authorities or threatened by others.

          (j) Neither the Company nor any of the Company's subsidiaries is in default in the payment of principal of or interest on any indebtedness or in the performance of any covenant, term or condition contained in any instrument evidencing any such indebtedness or under which it was created; and at the Time of Delivery, there shall not exist any Event of Default as defined in the Designated Indenture or any condition, event or act, which, with notice or lapse of time or both, would constitute such an Event of Default.

          (k) The documents incorporated by reference in the Registration Statement or Prospectus, when they became effective or were filed with the Commission, as the case may be, under the Securities Exchange Act of 1934 (the "Exchange Act"), conformed, and any documents so filed and incorporated by reference after the date of the Pricing Agreement relating to the Designated Securities will, when they are filed with the Commission, conform, in all material respects to the requirements of the Exchange Act and the rules and regulations of the Commission thereunder.

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     2.  Purchase and Offering.

          (a) Particular sales of Designated Securities may be made from time to time to the Underwriters of such Securities. These Basic Provisions, standing alone, shall not be construed as an obligation of the Company to sell any of the Securities or as an obligation of any Underwriters to purchase the Securities. Such obligations shall come into existence only upon execution, by the Company and the Representatives named therein, of the Pricing Agreement with respect to the Designated Securities specified therein. Each Pricing Agreement shall specify the firms which will be Underwriters and their Representatives (if any), the principal amount of the Designated Securities to be purchased by each Underwriter, the purchase price to be paid by the Underwriters, the initial public offering price, the terms of the Designated Securities not already specified in the Designated Indenture, including, but not limited to, interest rate (if any), maturity, redemption provisions and sinking fund requirements (if any) and whether any of the Designated Securities may be sold pursuant to Delayed Delivery Contracts ("Delayed Delivery Contracts"). Each Pricing Agreement shall also specify the date, time and manner of delivery and payment for the Designated Securities. A Pricing Agreement shall be in the form of an executed writing (which may be in counterparts), and may be evidenced by an exchange of facsimile transmissions. The obligations of the Underwriters to purchase the Designated Securities pursuant to any Pricing Agreement shall be several and not joint.

          (b) Upon the execution of the Pricing Agreement applicable to any Designated Securities and authorization by the Representatives of the release of such Designated Securities, the several Underwriters propose to offer such Designated Securities for sale upon the terms and conditions set forth in the Prospectus Supplement relating to such Designated Securities.

          (c) Designated Securities to be purchased by each Underwriter pursuant to the Pricing Agreement relating thereto, in definitive form or in book-entry form as specified in the Pricing Agreement, and in such authorized denominations and registered in such names as the Representatives may request upon at least forty-eight hours' prior notice to the Company, shall be delivered by or on behalf of the Company to the Representatives for the account of such Underwriter, against payment by such Underwriter or on its behalf of the purchase price therefor by certified or official bank check or checks payable to the order of the Company or by wire transfer, as specified in the Pricing Agreement, in the funds specified in such Pricing Agreement, all at the place and time and date specified in such Pricing Agreement with respect to Designated Securities not being sold pursuant to Delayed Delivery Contracts, or at such other place and time and date as the Representatives and the Company may agree upon in writing,

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     such time and date being herein called the "Time of Delivery" for such
     Designated Securities. The Company agrees to have the Designated Securities available for inspection, checking and packaging by the Representatives in New York, New York, not later than noon on the business day prior to the Time of Delivery for such Designated Securities.

     3. Covenants of the Company. In connection with each offering of Designated Securities, the Company covenants and agrees with the Underwriters:

          (a) To cause the Prospectus Supplement to be filed pursuant to Rule 424 under the Act and notify the Representatives promptly of such filing; to prepare and file with the Commission, after the date of the Pricing Agreement relating to such Securities and prior to the Time of Delivery for such Securities, promptly upon the request of the Representatives, any amendments or supplements to the Registration Statement or the Prospectus which, in the reasonable opinion of the Representatives, may be necessary or advisable in connection with the distribution of such Securities by the Underwriters; to make no further amendment or any supplement to the Registration Statement or the Prospectus after the date of the Pricing Agreement relating to such Securities and prior to the Time of Delivery for such Securities which shall be reasonably disapproved by the Representatives for such Securities promptly after reasonable notice thereof; to advise the Representatives promptly of any amendment or supplement to the Registration Statement or the Prospectus after such Time of Delivery and furnish the Representatives with copies thereof and to file promptly all reports and any definitive proxy or information statements required to be filed by the Company with the Commission pursuant to Section 13(a) or (c), 14 or 15(d) of the Exchange Act for so long as the delivery of a prospectus is required in connection with the offering or sale of such Securities, and during such same period to advise the Representatives, promptly after it receives notice thereof, (i) of the time when any amendment to the Registration Statement has become effective or any supplement to the Prospectus or any amended Prospectus has been filed, (ii) of the issuance by the Commission of any stop order or of any order preventing or suspending the use of any Prospectus, (iii) of the suspension of the qualification of such Securities for offering or sale in any jurisdiction, (iv) of the initiation or threatening of any proceeding for any such purpose, or (v) of any request by the Commission for the amending or supplementing of the Registration Statement or the Prospectus or for additional information; and in the event of the issuance of any such stop order or of any such order preventing or suspending the use of any Prospectus or suspending any such qualification, to use promptly its best efforts to obtain its withdrawal.

          (b) Promptly from time to time to take such action as the Representatives may reasonably request to qualify such Securities for

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     offering and sale under the securities laws of such jurisdictions as the
     Representatives may request and to comply with such laws so as to permit the continuance of sales and dealings therein in such jurisdictions for as long as may be necessary to complete the distribution of such Securities, provided that in connection therewith the Company shall not be required to qualify as a foreign corporation or to file a general consent to service of process in any jurisdiction. The Company will also arrange for the determination of the eligibility for investment for the Designated Securities under the laws of such jurisdictions as the Representatives may reasonably request.

          (c) To furnish the Underwriters with copies of the Prospectus in such quantities as the Representatives may from time to time reasonably request, and, if the delivery of a prospectus is required at any time prior to the expiration of nine months after the date of the Pricing Agreement in connection with the offering or sale of such Securities and if at such time any event shall have occurred as a result of which the Prospectus as then amended or supplemented would include an untrue statement of a material fact or omit to state any material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made when such Prospectus is delivered, not misleading, or, if for any other reason it shall be necessary during such same period to amend or supplement the Prospectus or to file under the Exchange Act any document incorporated by reference in the Prospectus in order to comply with the Act or the Trust Indenture Act, to notify the Representatives and upon their request to file such document and to prepare and furnish without charge to each Underwriter and to any dealer in securities as many copies as the Representatives may from time to time reasonably request of an amended Prospectus or a supplement to the Prospectus which will correct such statement or omission or effect such compliance.

          (d) To make generally available to its security holders as soon as practicable, but in any event not later than eighteen months after the date of each Pricing Agreement, an earnings statement of the Company and its consolidated subsidiaries (which need not be audited) complying with
     Section 11(a) of the Act and covering a period of at least twelve consecutive months beginning after the date of such Pricing Agreement.

          (e) During the period beginning from the date of the Pricing Agreement for such Securities and continuing to and including the earlier of (i) the termination of trading restrictions on such Securities of which termination the Representatives agree to give the Company prompt notice confirmed in writing, and (ii) the Time of Delivery for such Securities, not to offer, sell, publicly announce any intention to offer or sell, contract to sell or otherwise dispose of any debt securities of the Company (except under prior contractual commitments or pursuant to arrangements with banks or deposit

                                      -8-
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     taking institutions) denominated in U.S. dollars which mature more than one year after such Time of Delivery, without the prior consent of the Representatives, except pursuant to arrangements of which the Representatives have been advised by the Company prior to the time of execution of such Pricing Agreement, which advice is confirmed in writing to the Representatives by the end of the business day following the date of such Pricing Agreement.

          (f) To pay all expenses incident to the performance of the Company's obligations under this Agreement, including the expenses of printing all documents relating to the offering, and to reimburse the Underwriters for any expenses (including fees and disbursements of counsel) incurred by them in connection with the matters referred to in Section 3(b) hereof and the preparation of memoranda relating thereto, for any filing fee of the National Association of Securities Dealers, Inc. or of the New York Stock Exchange relating to the Designated Securities and for any fees charged by investment rating agencies for rating of the Designated Securities.

     4. Conditions. The obligations of the Underwriters of any Designated Securities hereunder shall be subject, in the discretion of the Representatives, to the accuracy of the representations and warranties on the part of the Company herein, to the performance by the Company of its obligations hereunder and to the following additional conditions:

          (a) No stop order suspending the effectiveness of the Registration Statement shall have been issued and no proceeding for that purpose shall have been initiated or, to the knowledge of the Company or any Underwriter, threatened by the Commission, and any request of the Commission for additional information (to be included in the Registration Statement or the Prospectus or otherwise) shall have been complied with or otherwise satisfied.

          (b) Counsel for the Underwriters, McDermott, Will & Emery, shall have furnished to the Representatives an opinion, dated the Time of Delivery of such Designated Securities, with respect to such matters as the Representatives may reasonably request, and such counsel shall have received such papers and information as they may reasonably request to enable them to pass upon such matters. In rendering their opinion, such counsel may rely on certificates of the Trustee under the Designated Indenture as to the execution and authentication of the Designated Securities.

          (c) The General Counsel of the Company, or other counsel satisfactory to the Representatives in their reasonable judgment shall have

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     furnished to the Representatives an opinion, dated the Time of Delivery of such Designated Securities, on the matters set forth in Exhibit A hereto.

          (d) The independent accountants of the Company who have certified the consolidated financial statements of the Company and its subsidiaries included or incorporated by reference in the Registration Statement shall have furnished to the Representatives:

               (i) At or prior to the time of execution of the Pricing Agreement relating to the Designated Securities, a letter, dated the date of delivery thereof, to the effect set forth in Exhibit B hereto, except for paragraph (3)(c) thereof, with respect to the Registration Statement and the Prospectus at the time the Registration Statement became effective.

               (ii) At the Time of Delivery, a letter dated the Time of Delivery to the effect set forth in Exhibit B hereto, with respect to the Registration Statement and the Prospectus at the time of the Pricing Agreement relating to the Designated Securities and as to such other matters as the Representatives and the Company may have agreed upon at or prior to the execution of the Pricing Agreement, which letter may refer to the letter delivered pursuant to subsection (i) above and reconfirm the matters set forth therein.

          (e) Since the respective dates as of which information is given in the Prospectus there shall not have been any material change, on a consolidated basis, in the capital stock, short-term debt or long-term debt of the Company and its subsidiaries, or any material adverse change, or any development involving a prospective material adverse change, in the financing condition, earnings, business or properties of the Company and its subsidiaries taken as a whole, otherwise than as set forth or contemplated in the Prospectus, the effect of which, when viewed in relation to the Company and its subsidiaries taken as a whole, is so material and adverse as to make it impracticable or inadvisable, in the reasonable judgment of the Representatives, to proceed with the public offering or the delivery of the Designated Securities on the terms and in the manner contemplated in the Prospectus.

          (f) Subsequent to the date of the Pricing Agreement relating to the Designated Securities, no downgrading shall have occurred in the rating accorded to any of the Company's debt securities by Moody's Investors Service, Inc., Standard & Poor's Corporation or Duff & Phelps, Inc. and no such rating agency shall have announced publicly that it has placed any of such debt securities on what is commonly termed a "watch list" for possible downgrading.

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          (g)  Subsequent to the date of the Pricing Agreement relating to the
     Designated Securities, there shall not have occurred any of the following:
     (i) a suspension or material limitation in trading in securities generally on the New York Stock Exchange; (ii) a general moratorium on commercial banking activities in New York declared by either Federal or New York State authorities; or (iii) the outbreak or escalation of hostilities involving the United States or the declaration by the United States of a national emergency or war, the effect of which (in any such case described in clause
     (i), (ii) or (iii) hereof), in the reasonable judgment of the Representatives, makes it impracticable or inadvisable to proceed with the public offering or the delivery of the Designated Securities on the terms and in the manner contemplated in the Prospectus.

          (h) The Company shall have furnished or caused to be furnished to the Representatives at the Time of Delivery for the Designated Securities a certificate, signed by the Chairman of the Board, the President or any Vice President, and by the principal financial or accounting officer, dated the Time of Delivery, to the effect that, to the best of their knowledge based upon reasonable investigation:

               (i) The representations and warranties of the Company in this Agreement are true and correct, as if made at and as of the Time of Delivery, and the Company has complied in all material respects with all obligations on its part to be performed at or prior to the Time of Delivery;

               (ii) No stop order suspending the effectiveness of the Registration Statement has been issued, and no proceeding for that purpose has been instituted or, to the knowledge of the Company, is threatened by the Commission; and

               (iii) Since the date of the Pricing Agreement relating to the Designated Securities, there has occurred no event required to be set forth in an amendment or supplement to the Registration Statement or the Prospectus which has not been so set forth, and there has been no document required to be filed under the Exchange Act and the rules and regulations thereunder that upon such filing would be deemed to be incorporated by reference in the Prospectus that has not been so filed.

          (i) The Company shall have furnished to the Representatives such further certificates and documents as they shall have reasonably requested.

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All such opinions, certificates, letters and other documents will be in compliance with the provisions hereof only if they are reasonably satisfactory in form and substance to the Representatives. The Company will furnish the Representatives with such conformed copies of such opinions, certificates, letters and other documents as they shall reasonably request.

  5.  Indemnification and Contribution.
      --------------------------------

          (a) The Company agrees to indemnify and hold harmless each Underwriter and each person who controls any Underwriter within the meaning of either the Act or the Exchange Act against any and all losses, claims, damages or liabilities, joint or several, to which they or any of them may become subject under the Act, the Exchange Act or other Federal or state statutory law or regulation, at common law or otherwise, insofar as such losses, claims, damages or liabilities (or actions in respect thereof) arise out of or are based upon any untrue statement or alleged untrue statement of a material fact contained in the Registration Statement, the Prospectus or any amendment or supplement thereto (or contained in the Registration Statement after it first became effective but prior to the Pricing Agreement or in any prospectus forming a part thereof during such period), or arise out of or are based upon the omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, or as incurred, to the extent of the aggregate amount paid in settlement of any litigation, or any investigation or proceeding by any governmental agency or body, commenced or threatened, or of any claim whatsoever based upon any such untrue statement or omission, or any such alleged untrue statement or omission, provided that any such settlement is effected with the written consent of the Company, and agrees to reimburse each such indemnified party for any legal or other expenses reasonably incurred by then in connection with investigating or defending any such loss, claim, damage, liability or action; provided, however, that (i) the Company will not be liable in any such case to the extent that any such loss, claim, damage or liability arises out of or is based upon any such untrue statement or alleged untrue statement or omission or alleged omission made therein in reliance upon and in conformity with written information furnished to the Company by or on behalf of any Underwriter through the Representatives specifically for use in connection with the preparation thereof, and (ii) such indemnity with respect to any prospectus forming a part of the Registration Statement prior to the Pricing Agreement (the "Preliminary Prospectus") shall not inure to the benefit of any Underwriter (or any person controlling such Underwriter) from whom the person asserting any such loss, claim, damage or liability purchased the Designated Securities which are the subject thereof if the Company shall have sustained the burden of proving that such person did not receive a copy of the Prospectus (or the Prospectus as amended or supplemented) excluding documents incorporated therein by reference (and the Company shall have fulfilled its obligation pursuant to Section 3(c) above) at or prior to the confirmation of the sale of such Designated Securities to such person in any case where such delivery is required by the Act and the untrue statement or omission of a material fact contained in the Preliminary Prospectus was corrected in the Prospectus (or the Prospectus as amended or supplemented). This indemnity agreement will be in addition to any liability which the Company may otherwise have.

          (b) Each Underwriter severally agrees (i) to indemnify and hold harmless the Company, each of its directors, each of its officers who signs the Registration Statement, and each person who controls the Company within the meaning of either the Act or the Exchange Act, to the same extent as the foregoing indemnity from the Company to each Underwriter, but only with reference to written information relating to such Underwriter furnished to the Company by or on behalf of such Underwriter through the Representatives specifically for use in the preparation of the documents referred to in the foregoing indemnity and (ii) to reimburse each such indemnified party for any legal or other expenses reasonably incurred by them in connection with investigating or defending any loss, claim, damage, liability or action on which a claim for indemnity is validly made pursuant to this sentence.
     This indemnity agreement will be in addition to any liability which any Underwriter may otherwise have. The Company acknowledges that the statements set forth in the last paragraph of the cover page and under the heading "Underwriting" or "Plan of Distribution" in the Preliminary Prospectus or the Prospectus constitute the only information furnished in writing by or on behalf of the several Underwriters for inclusion in the documents referred to in the foregoing indemnity, and you, as the Representatives, confirm that such statements are correct.

          (c) Promptly after receipt by an indemnified party under this Section 5 of notice of the commencement of any action, such indemnified party will, if a claim in respect thereof is to be made against the indemnifying party under this Section 5, notify the indemnifying party in writing of the commencement thereof; but the omission so to notify the indemnifying party will not relieve it from any liability which it may have to any indemnified party otherwise than under this Section 5. In case any such action is brought against any indemnified party, and it notifies the indemnifying party of the commencement thereof, the indemnifying party will be entitled to participate therein, and to the extent that it may elect by written notice delivered to the indemnified party promptly after receiving the aforesaid notice from such indemnified party, to assume the defense thereof, with counsel satisfactory to such indemnified party; provided, however, that if the defendants in any such action include both the indemnified party and the indemnifying party and the indemnified party shall have reasonably concluded that there may be legal defenses available to it and/or other indemnified parties which are different from or additional to those available to the indemnifying party, the indemnified party or parties shall have the right to select separate counsel to assert such legal defenses and to otherwise participate in the defense of such action on behalf of such indemnified party or parties. Upon receipt of notice from the indemnifying party to such indemnified party of its election so to assume the defense of such action and approval by the indemnified party of counsel, the indemnifying party will not be liable to such indemnified party under this
     Section 5 for any legal or other expenses subsequently incurred by such indemnified party in connection with the defense thereof unless (i) the indemnified party shall have employed separate counsel in connection with the assertion of legal defenses in accordance with the proviso to the next preceding sentence (it being understood, however, that the indemnifying party shall not be liable for the expenses of more than one separate counsel, other than local counsel, approved by the Representatives in the case of paragraph (a) of this Section 5, representing the indemnified parties under such paragraph (a) who are parties to such action), (ii) the indemnifying party shall not have employed counsel satisfactory to the indemnified party to represent the indemnified party within a reasonable time after notice of commencement of the action or (iii) the indemnifying party has authorized the employment of counsel for the indemnified party at the expense of the indemnifying party; and except that, if clause (i) or
     (iii) is applicable, such liability shall be only in respect of the counsel referred to in such clause (i) or (iii).

          (d) If the indemnification provided for in this Section 5 is unavailable to or insufficient to hold harmless an indemnified party under subsection (a) or (b) above in respect of any losses, claims, damages or liabilities (or actions in respect thereof) referred to therein, then each indemnifying party shall contribute to the amount paid or payable by such indemnified party as a result of such losses, claims, damages or liabilities (or actions in respect thereof) in such proportion as is appropriate to reflect the relative benefits received by the Company on the one hand and the Underwriters on the other from the offering of the Designated Securities to which such loss, claim, damage or liability (or action in respect thereof) relates. If, however, the allocation provided by the immediately preceding sentence in not permitted by applicable law, then each indemnifying party shall contribute to such amount paid or payable by such indemnified party in such proportion as is appropriate to reflect not only such relative benefits but also the relative fault of the Company on the one hand and the Underwriters on the other in connection with the statements or omissions which resulted in such losses, claims, damages or liabilities (or actions in respect thereof), as well as any other relevant equitable considerations. The relative benefits received by the Company on the one hand and the Underwriters on the other shall be deemed to be in the same proportion as the total net proceeds form the sale of Designated Securities (before deducting expenses) received by the

     Company bear to the total discounts received by the Underwriters in respect thereof. The relative fault shall be determined by reference to, among other things, whether the indemnified party failed to give the notice required under subsection (c) above, including the consequences of such failure, and whether the untrue or alleged untrue statement of a material fact or the omission or alleged omission to state a material fact required to be stated therein or necessary in order to make the statements therein not misleading relates to information supplied by the Company on the one hand or by the Underwriters, directly or through the Representatives, on the other and the relative intent, knowledge, access to information and opportunity to correct or prevent such statement or omission, of the Company on the one hand or the Underwriters, directly or through the Representatives, on the other. The Company and the Underwriters agree that it would not be just and equitable if contribution pursuant to this subsection (d) were determined by pro rata allocation or by any other method of allocation which does not take account of the equitable considerations referred to above in this subsection (d). The amount paid or payable by an indemnified party as a result of the losses, claims, damages or liabilities (or actions in respect thereof) referred to above in this subsection (d) shall be deemed to include any legal or other expenses reasonably incurred by such indemnified party in connection with investigating or defending any such action or claim (which shall be limited as provided in subsection (c) above if the indemnifying party has assumed the defense of any such action in accordance with the provisions thereof). Notwithstanding the provisions of this subsection (d), no Underwriter shall be required to contribute any amount in excess of the amount by which the total price at which the Designated Securities purchased by or through it were sold exceeds the amount of any damages which such Underwriter has otherwise been required to pay by reason of such untrue or alleged untrue statement or omission or alleged omission. No person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation. The obligations of the Underwriters in this subsection (d) to contribute are several in proportion to their respective underwriting obligations and not joint. For purposes of this Section 5, each person who controls an Underwriter within the meaning of the Act shall have the same rights to contribution as such Underwriter, and each person who controls the Company within the meaning of either the Act or the Exchange Act, each officer of the Company who shall have signed the Registration Statement or any amendment thereto and each director of the Company shall have the same rights to contribution as the Company. Any party entitled to contribution will, promptly after receipt of notice of commencement of any action, suit or proceeding against such party in respect of which a claim for contribution may be made against another party or parties under this subsection (d), notify such party or parties from whom contribution may be sought, but the omission to so notify such party or parties shall not relieve the party or parties from whom contribution may be sought from any other obligation it or they may have hereunder or otherwise than under subsection
     (d).

          (e) No indemnifying party shall, without the prior written consent of the indemnified parties, settle or compromise or consent to the entry of any judgment with respect to any litigation, or any investigation or proceeding by any governmental agency or body, commenced or threatened, or any claim whatsoever in respect of which indemnification or contribution could be sought under this Section 5 (whether or not the indemnified parties are actual or potential parties thereto), unless such settlement, compromise or consent (i) includes an unconditional release of each indemnified party from all liability arising out of such litigation, investigation, proceeding or claim and (ii) does not include a statement as to or an admission of fault, culpability or a failure to act by or on behalf of any indemnified party.

     6.  Default of Underwriters.

          (a) If any Underwriter shall default in its obligation to purchase the Designated Securities which it has agreed to purchase under the Pricing Agreement relating to such Designated Securities, the Representatives may in their discretion arrange for themselves or another party or other parties to purchase such Designated Securities on the terms contained herein. If within thirty-six hours after such default by any Underwriter the Representatives shall not have arranged for the purchase of such Designated Securities then the Company shall be entitled to a further period of thirty-six hours to provide another party or such other parties as shall be satisfactory to the Representatives to purchase such Designated Securities on such terms. In the event that, within the respective prescribed periods the Representatives notify the Company that they have so arranged for the purchase of such Designated Securities, or the Company shall have notified the Representatives that it has so arranged for the purchase of such Designated Securities the Representatives or the Company shall have the right to postpone the Time of Delivery for such Designated Securities for a period of not more than seven days in order to effect whatever changes may thereby be made necessary in the Registration Statement or the Prospectus, or in any other documents or arrangements, and the Company agrees to file promptly any amendments or supplements to the Registration Statement or the Prospectus which in the opinion of the Representatives may thereby be made necessary. The term "Underwriter" as used in this Agreement shall include any person substituted under this
     Section 6 with like effect as if such person had originally been a party to the Pricing Agreement with respect to such Designated Securities.

          (b) If, after giving effect to any arrangements for the purchase of the Designated Securities of a defaulting Underwriter or Underwriters by the Representatives or the company as provided in subsection (a) above, the aggregate principal amount of such Designated Securities which remains unpurchased does not exceed one-eleventh of the aggregate principal amount of the Designated Securities, then the Company shall have the right to require each non-defaulting Underwriter to purchase the principal amount of Designated Securities which such Underwriter agreed to purchase under the Pricing Agreement relating to such Designated securities, and, in addition, to require each non-defaulting Underwriter to purchase its pro rata share (based on the principal amount of Designated Securities which such Underwriter agreed to purchase under such Pricing Agreement) of the Designated Securities of such defaulting Underwriter or Underwriters for which such arrangements have not been made; but nothing herein shall relieve a defaulting Underwriter from liability for its default.

          (c) If, after giving effect to any arrangements for the purchase of the Designated Securities of a defaulting Underwriter or Underwriters by the Representatives or the Company as provided in subsection (a) above, the aggregate principal amount of Designated Securities which remains unpurchased exceeds one-eleventh of the aggregate principal amount of the Designated Securities, or if the Company shall not exercise the right described in subsection (b) above to require non-defaulting Underwriters to purchase Designated Securities of a defaulting Underwriter or Underwriters, then the Pricing Agreement relating to such Designated Securities shall thereupon terminate, without liability on the part of any non-defaulting Underwriters or the Company, except for the expenses to be borne by the Company and the Underwriters as provided in Section 3(f) hereof and the indemnity and contribution agreements in Section 5 hereof; but nothing herein shall relieve a defaulting Underwriter from liability for its default.

     7. Survival of Indemnities, Representations, etc. The respective indemnities, agreements, representations, warranties, covenants and other statements of the Company, as set forth in this Agreement or made by or on behalf of it pursuant to this Agreement, and the agreements of the several Underwriters contained in Section 5 hereof, shall remain in full force and effect, regardless of any investigation (or any statement as to the results thereof) made by or on behalf of any Underwriter or any controlling person of any Underwriter, or the Company, or any officer or director or controlling person of the Company, and shall survive delivery of and payment for the Securities.

     8. Reimbursement of Underwriters' Expenses. If any Pricing Agreement shall be terminated pursuant to Section 6 hereof or if the Designated Securities are not delivered by or on behalf of the Company because of any of the events referred to in Section 4(h) hereof, then the Company shall not then be under any liability to any Underwriter with respect to Designated Securities covered by such Pricing Agreement except as provided in Section 3(f) and Section 5 hereof; but, if for any other reason Designated securities are not delivered by or on behalf of the Company as provided herein, the company will reimburse the Underwriters through the Representatives for all out-of-pocket expenses approved in writing by the Representatives, including fees and disbursements of counsel, reasonably incurred by the Underwriters in making preparations for the purchase, sale and delivery of such Designated Securities, but the Company shall then be under no further liability to any Underwriter with respect to such Designated Securities except as provided in Section 3 (f) and Section 5 hereof.

     9. Representatives; Notices. In all dealings hereunder, the Representatives of the Underwriters of Designated Securities shall act on behalf of each of such Underwriters, and the parties hereto shall be entitled to act and rely upon any statement, request, notice, waiver or agreement on behalf of any Underwriter made or given by such Representative.

     All statements, requests, notices and agreements hereunder shall be in writing or by telegram if promptly confirmed in writing and if to the Underwriters shall be sufficient in all respects, if delivered or sent by registered mail to the address of the Representatives as set forth in the Pricing Agreement; and if to the Company shall be sufficient in all respects if delivered or sent by registered mail to the address of the Company set forth in the Registration Statement: Attention: Secretary; provided, however, that any notice to an Underwriter pursuant to Section 5(c) hereof shall be delivered or sent by registered mail to such Underwriter at its address furnished to the Company in writing for the purpose of communications hereunder. Any party to this Agreement may change such address for notices by sending to the other parties written notice of a new address for such purpose.

     10. Binding Effect; Successors. This Agreement shall be binding upon, and inure solely to the benefits of, the Underwriters, the Company and, to the extent provided in Section 5 and Section 7 hereof, the officers and directors of the Company and each person who controls the Company or any Underwriter, and their respective heirs, executors, administrators, successors and assigns, and no other person shall acquire or have any right under or by virtue of this Agreement or any such Pricing Agreement. No purchaser of any of the Securities from any Underwriter shall be deemed a successor or assign by reason merely of such purchase.

     11. Applicable Law. These Basic Provisions and each Pricing Agreement shall be construed in accordance with the law of the State of New York.

     12. Counterparts. Each Pricing Agreement may be executed by any one or more of the parties hereto and thereto in any number of counterparts, each of which shall be deemed to be an original, but all such respective counterparts shall together constitute one and the same instrument.

                                                                       Exhibit A

                      Matters to be Covered by Opinion of
                                Company Counsel

     (i) The Company has been duly incorporated and is validly existing as a corporation in good standing under the laws of the State of Delaware, with corporate power and authority under the laws of such State to own its properties and conduct its business as described in the Prospectus; is duly qualified to do business as a foreign corporation in good standing in each state or other jurisdiction in which, in the opinion of such counsel, such qualification is required, or if in any jurisdiction the Company is not so qualified, the failure to so qualify does not, considering all such cases in the aggregate, involve a material risk to the business, properties, financial position or results of operations of the Company and its subsidiaries, taken as a whole; all of the issued and outstanding shares of capital stock of each subsidiary of the Company, other than those which considered in the aggregate as a single subsidiary, would not constitute a significant subsidiary (as defined in Rule 1-02(v) of Regulation S-X promulgated by the Commission), are owned by the Company, free and clear of all claims, liens, encumbrances and security interests; each of such subsidiaries of the Company has been duly incorporated and is validly existing as a corporation in good standing under the laws of the jurisdiction of its incorporation and is qualified to do business and is in good standing in each state or other Jurisdiction in which, in the opinion of such counsel, such qualification is required, or if in any jurisdiction any such subsidiary is not so qualified, the failure to so qualify does not, considering all such cases in the aggregate, involve a material risk to the business, properties, financial position or results of operations of the Company and its subsidiaries, taken as a whole;

     (ii) The Pricing Agreement with respect to the Designated Securities and any Delayed Delivery Contracts have been duly authorized, executed and delivered by the Company;

     (iii) The Designated Securities have been duly authorized, executed, authenticated and delivered, constitute valid and legally binding obligations of the Company in accordance with their terms and are entitled to the benefits provided by the Designated Indenture, subject, as to enforcement of the Designated Securities, to bankruptcy, insolvency, reorganization and other laws of general applicability relating to or affecting creditors' rights and to general equity principles; and the Designated Securities and the Designated Indenture conform to the descriptions thereof contained in the Prospectus;

     (iv) The Designated Indenture has been duly authorized, executed and delivered by the Company; has been duly qualified under the Trust Indenture Act; and constitutes a valid and binding agreement of the Company enforceable in accordance with its terms, subject, as to enforcement, to bankruptcy, insolvency, reorganization and other laws of general applicability relating to or affecting creditors' rights and to general equity principles;

     (v) The Registration Statement has become effective under the Act and, to the best knowledge of such counsel, no stop order suspending the effectiveness of the Registration Statement has been issued and no proceedings for that purpose have been instituted or are pending or contemplated under the Act; the Registration Statement and the Prospectus and any amendment or supplement thereto (other than the financial statements and other financial data therein, as to which such counsel need express no opinion) comply as to form in all material respects with the requirements of the Act, the Trust Indenture Act and the rules and regulations of the Commission thereunder; such counsel does not believe that the Registration Statement or the Prospectus, as of the time of the Prospectus Supplement and the time of delivery contains any untrue statement of a material fact or omits to state a material fact required to be stated therein or necessary to make the statements therein not misleading, other than financial statements and other financial data therein, as to which such counsel need express no opinion;

     (vi) The documents incorporated by reference in the Registration Statement and the Prospectus (other than the financial statements and other financial data therein, as to which such counsel need express no opinion), when they were filed with the Commission, complied as to form in all material respects with the requirements of the Exchange Act and the applicable rules and regulations of the Commission thereunder;

     (vii) The issuance of the Designated Securities in accordance with the Designated Indenture and the sale thereof in accordance with this Agreement will not, and at the date of such opinion the sale of any thereof covered by Delayed Delivery Contracts would not, result in any violation of any of the provisions of the Company's Restated Certificate of Incorporation or By-laws or of any indenture, mortgage, deed of trust, loan agreement, lease financing agreement or other similar agreement or instrument known to such counsel by which the Company, or any of its subsidiaries, is bound;

     (viii) No consent, approval or authorization from any regulatory board, agency or instrumentality having jurisdiction over the Company (other than registration under the Act, qualification under state securities or Blue Sky laws and, if applicable, qualification under the Trust Indenture Act) is necessary to authorize the issuance and sale of the Designated Securities; and

     (ix) To the best knowledge of such counsel, there is no pending or threatened action, suit or proceeding before any court or governmental agency, authority or body or any arbitrator involving the Company or any of its subsidiaries, of a character required to be disclosed in the Registration Statement which is not adequately disclosed in the Prospectus, and there is no contract or other document of a character required to be described in the Registration Statement or Prospectus, or to be filed as an exhibit, which is not described or filed as required, and the statements included or incorporated in the Prospectus describing any legal proceedings or material contracts or agreements relating to the Company fairly summarize such matters.

                                                                       Exhibit B

                      Matters to be Covered by Letters of
                    Independent Accountants to the Company

     (1) They are independent accountants within the meaning of the Act and the Exchange Act and the respective applicable published rules and regulations of the Commission thereunder.

     (2) In their opinion, the audited financial statements and financial statement schedules of the Company and its consolidated subsidiaries included or incorporated in the Registration Statement and the Prospectus and reported on by them comply as to form in all material respects with the applicable accounting requirements of the Act and the Exchange Act and the related published rules and regulations of the Commission thereunder;

     (3) On the basis of a reading of the amounts included or incorporated in the Registration Statement and the Final Prospectus in response to Item 301 of Regulation S-K and of the latest unaudited financial statements made available by the Company and its subsidiaries; their limited review in accordance with standards established by the American Institute of Certified Public Accountants of the unaudited interim financial information; carrying out certain specified procedures (but not an examination in accordance with generally accepted auditing standards) which would not necessarily reveal matters of significance with respect to the comments set forth in such letter; a reading of the minutes (or drafts thereof where approved minutes were not available) of the meetings of the stockholders, directors and executive committees of the Company; and inquiries of certain officials of the Company who have responsibility for financial and accounting matters of the Company and its subsidiaries as to transactions and events subsequent to the date of the most recent audited financial statements incorporated in the Registration Statement and the Prospectus, nothing came to their attention which caused them to believe that:

          (a) The amounts in the "Selected Financial Data" included or incorporated in the Registration Statement and the Prospectus, do not agree with the corresponding amounts in the audited or the unaudited financial statements from which such amounts were derived, except that, with respect to the amounts representing the ratio of earnings to fixed charges for each period presented, such amounts are not accurately derived from worksheets prepared by the Company;

          (b) Any unaudited financial statements of the Company and its subsidiaries included or incorporated in the Registration Statement and the Prospectus do not comply as to form in all material respects with applicable accounting requirements and with the published rules and regulations of the

     Commission with respect to financial statements included or incorporated in quarterly reports on Form 10-Q under the Exchange Act; or such unaudited financial statements are not in conformity with generally accepted accounting principles applied on a basis substantially consistent with that of the audited financial statements included or incorporated in the Registration Statement and the Prospectus; or

          (c) With respect to the period subsequent to the date of the most recent financial statements included or incorporated in the Registration Statement and the Prospectus, there was, at a specified date not more than five business days prior to the date of the letter, any change in the capital stock or any increase in the total short-term or total long-term debt of the Company and its consolidated subsidiaries or there were, as of the month-end date prior to the date of the letter for which financial statements of the Company and its consolidated subsidiaries are available, any decreases in its consolidated total assets or its stockholders' equity, in each case as compared with the amounts shown on the most recent consolidated balance sheet included or incorporated in the Registration Statement and the Prospectus, or for the period from the date of the most recent financial statements included or incorporated in the Registration Statement and the Final Prospectus to such month-end date there were any decreases, as compared with the corresponding period in the preceding year, in total revenue or income before income taxes or in the total income of the Company and its consolidated subsidiaries, except in all instances for changes or decreases set forth in such letter, in which case the letter shall be accompanied by an explanation by the Company as to the significance thereof unless said explanation is not deemed necessary by the Representatives; or

          (d) The amounts included in any unaudited "capsule" information included or incorporated in the Registration Statement and the Prospectus do not agree with the amounts set forth in the unaudited financial statements for the same periods or were not determined on a basis substantially consistent with that of the corresponding amounts in the audited financial statements included or incorporated in the Registration Statement and the Prospectus, and

     (4) They have performed certain other specified procedures as a result of which they determined that certain information of an accounting, financial or statistical nature (which is limited to accounting, financial or statistical information derived from the general accounting records of the Company) set forth or incorporated in the Registration Statement and the Prospectus, and in
Exhibit 12 to the Registration Statement, including the information included or incorporated in Items 1 and 7 of the Company's annual report on Form 10-K, incorporated therein, or in "Management's Discussion and Analysis of Financial Condition and Results of Operations" included or incorporated in any of the Company's quarterly reports on

Form 10-Q incorporated therein, agrees with the accounting records of the Company and its subsidiaries, excluding any questions of legal interpretation.

     Reference to the Registration Statement and the Prospectus are to such documents as amended and supplemented at the date of the letter.

                                                                         ANNEX I


                               PRICING AGREEMENT

[Manager]
[Co-Manager, if any]
 As Representatives of the several
 Underwriters named in Schedule I hereto, [Street Address]
New York, New York

                                                         _______________, 199___


Dear Sirs:

     Heller Financial, Inc. (the "Company") proposes, subject to the terms and conditions stated herein, to issue and sell to the Underwriters named in
Schedule I hereto (the "Underwriters") the Securities specified in Schedule II hereto (the "Designated Securities"). Each of the provisions of the Underwriting Agreement Basic Provisions dated September 8, 1995 (the "Basic Provisions"), copies of which have previously been supplied to you, is incorporated herein by reference in its entirety, and shall be deemed to be a part of this Agreement to the same extent as if such provisions had been set forth in full herein; and each of the representations and warranties set forth therein shall be deemed to have been made at and as of the date of this Pricing Agreement. Each reference to the Representatives herein and in the provisions of the Basic Provisions so incorporated by reference shall be deemed to refer to you. Capitalized terms used herein, unless otherwise defined herein, have the meanings provided in the Basic Provisions.

     The Company has delivered to you for each of the Underwriters copies of the Registration Statement and the Prospectus, including the documents incorporated therein by reference. The Prospectus Supplement relating to the Designated Securities, in the form heretofore delivered to you, is now proposed to be filed, or mailed for filing, with the Commission.

     Subject to the terms and conditions set forth herein and in the Basic Provisions, the Company agrees to issue and sell to each of the Underwriters, and each of the Underwriters agrees, severally and not jointly, to purchase from the Company, at the purchase price to the Underwriters set forth in Schedule II hereto, the principal amount of Designated Securities set forth opposite the name of such Underwriter in Schedule I hereto.

     [The Company authorizes the Underwriters to solicit offers to purchase Designated Securities from the Company pursuant to Delayed Delivery Contracts substantially in the form of Schedule III hereto but with such changes therein as the Company may approve. The Underwriters will endeavor to make such arrangements and, as compensation therefor, the Company will pay to the Representatives, for the account of the Underwriters, at the Time of Delivery a commission in the amount set forth in Schedule II hereto. Delayed Delivery Contracts are to be with purchasers of the types approved by the Company and set forth in the Prospectus and subject to other conditions therein set forth. Except as the Company may otherwise agree, each Delayed Delivery Contract must be for the minimum principal amount set forth in Schedule II hereto and the aggregate principal amount of all Delayed Delivery Contracts may not exceed the amount set forth in such Schedule II. The Underwriters will not have any responsibility in respect of the validity or performance of any Delayed Delivery Contracts.]

      [If the Company executes and delivers Delayed Delivery Contracts, the Securities subject to such contracts shall be deducted from the Designated Securities to be purchased by the several Underwriters and the aggregate principal amount of Designated Securities to be purchased by each Underwriter shall be reduced pro rata in proportion to the principal amount of Designated Securities set forth opposite each Underwriter's name in Schedule I hereto, except to the extent that the Representatives determine that such reduction shall be otherwise and so advise the Company in writing; provided, however, that the total principal amount of Designated Securities to be purchased by all Underwriters shall be the total principal amount of Designated Securities set forth in Schedule I hereto less the principal amount of Designated Securities covered by Delayed Delivery Contracts. The Company will advise you not later than 10:00 A.M., New York City time, on the third full business day preceding the Time of Delivery (or at such later time as you may otherwise agree) of the sales of Designated Securities pursuant to Delayed Delivery Contracts which have been so approved.]

                                 *     *     *

                                   ANNEX I-2

     If the foregoing is in accordance with your understanding, please sign and return to us two counterparts hereof, and upon acceptance hereof by you, on behalf of each of the Underwriters, this letter and such acceptance hereof, including the Basic Provisions incorporated herein by reference, shall constitute a binding agreement between each of the Underwriters and the Company. It is understood that your acceptance of this letter on behalf of each of the Underwriters is or will be pursuant to the authority set forth in a form of Agreement among Underwriters.

                                       Very truly yours,


                                       HELLER FINANCIAL, INC.

                                       By:
                                          ------------------------------------
                                       Name:
                                            ----------------------------------
                                       Title:
                                             ---------------------------------



Accepted as of the date hereof:

------------------------------------
[Manager]



------------------------------------
[Co-Manager, if any]

On behalf of each of the Underwriters


                                   ANNEX I-3

                                   SCHEDULE I


                                                              Principal Amount of Designated
                                                              Securities to be Purchased
Underwriter                                                   -----------------------------------
[Manager]..................................................   $______________
[Co-Manager, if any].......................................
[Names of other Underwriters]..............................
                                      Total                   $______________

                                  SCHEDULE II

Registration Statement No.:

Title of Designated Securities:

  [__%] [Floating Rate] [Zero Coupon] [Senior] [Subordinated] [Junior Subordinated] [Notes] [Debentures] due
_________________________________________________________________________

Aggregate Principal Amount:

  $____________________________

Denominations:

  [$1,000] [$5,000] [$______________ ]

Price to Public:

  ___% of the principal amount of the Designated Securities, plus accrued interest from _______________ to the Time of Delivery [and accrued amortization, if any, from _______________ to the Time of Delivery]

Price to Underwriters:

  ___% of the principal amount of the Designated Securities, plus accrued interest from _______________ to the Time of Delivery [and accrued amortization, if any, from _______________ to the Time of Delivery]

Indenture:

  [Senior Indenture] [Subordinated Indenture] [Junior Subordinated Indenture]

Maturity:

  _______________, 19___

Interest Rate:

  [___]% [Zero Coupon] [Method of determination]

Interest Payment Dates:

  [Months and dates]

Interest Payment Record Dates:

  [Months and dates]

Redemption Provisions:

  [No redemption provisions)

  [The Designated Securities may be redeemed in whole or in part at the option of the Company, in the amount of $_____ or an integral multiple thereof, [on or after ____________ at the following redemption prices (expressed in percentages of principal amount). If redeemed during the 12-month period beginning _______________,

  Year      Redemption Price
  ----      ----------------



  and thereafter at 100% of their principal amount, together in each case with accrued interest to the redemption date.] [on any interest payment date falling on or after _________, at the election of the Company, at a redemption price equal to the principal amount thereof, plus accrued interest to the date of redemption.]

  [Other possible redemption provisions, such as mandatory redemption upon occurrence of certain events or redemption for changes in tax law.]


Sinking Fund Provisions:

  [No sinking Fund provisions]

  [The Securities are entitled to the benefit of a sinking Fund to retire $_____ principal amount of Securities on _____ in each of the years _____ through _____ at 100% of their principal amount plus accrued interest] [, together with [cumulative] [non-cumulative] redemptions at the option of the Company to retire an additional $__________ principal amount of Securities in the years _____ through _____ at 100% of their principal amount plus accrued interest.]

Time of Delivery:


_______________________________________

Closing Location:


_______________________________________

Funds in which Underwriters to make Payment:


Delayed Delivery:

     Underwriters' commission shall be ___% of the principal amount of Designated Securities for which Delayed Delivery Contracts have been entered into and the check given in payment of such commission shall be drawn to the order of:

     Maximum aggregate principal amount of Designated Securities to be offered and sold pursuant to Delayed Delivery Contracts: $______________

     Minimum principal amount of each Delayed Delivery Contract:
     $_________________

[Other Terms]*:




__________________________
/*/  A description of particular tax, accounting or other unusual features of the Securities should be set forth, or referenced to an attached and accompanying description, if necessary to the issuer's understanding of the transaction contemplated. Such a description might appropriately be in the form in which such features will be described in the Prospectus Supplement for the offering.

                                  SCHEDULE III

                           Delayed Delivery Contract

HELLER FINANCIAL, INC.
c/o

                                       _______________, 199__

Attention:

Dear Sirs:

     The undersigned hereby agrees to purchase from Heller Financial, Inc. (hereinafter called the "Company"), and the Company agrees to sell to the undersigned,

                                       $

principal amount of the Company's [Title of Designated Securities] (hereinafter called the "Designated Securities"), offered by the Company's Prospectus dated __________, 199__ [as amended or supplemented], receipt of a copy of which is hereby acknowledged, at a purchase price of ___% of the principal amount thereof, plus accrued interest from the date from which interest accrues as set forth below, and on the further terms and conditions set forth in this contract.

     [The undersigned will purchase the Designated Securities from the Company on __________, 199__ (the "Delivery Date") and interest on the Designated Securities so purchased will accrue from __________, 199__.]

     [The undersigned will purchase the Designated Securities from the Company on the delivery date or dates and in the principal amount or amounts set forth below:


Principal Date From which
Delivery Date Amount Interest Accrues

                                  Principal               Date From which
     Delivery Date                 Amount                 Interest Accrues
     -------------               -----------              ----------------
     , 199              $                                  , 199
     , 199              $                                  , 199

Each such date on which Designated Securities are to be purchased hereunder is hereinafter referred to as a "Delivery Date".]

     Payment for the Designated Securities which the undersigned has agreed to purchase on [the] [each] Delivery Date shall be made to the Company or its order by certified or official bank check in ______________ funds at the office of _______________, _______________, _______________, or by wire transfer to a bank account specified by the Company, on [the] [such] Delivery Date upon delivery to the undersigned of the Designated Securities then to be purchased by the undersigned in definitive, fully registered form and in such denominations and registered in such names as the undersigned may designate by written or telegraphic communication addressed to the Company not less than five business days prior to [the] [such] Delivery Date.

     The obligation of the undersigned to take delivery of and make payment for Designated Securities on [the] (each] Delivery Date shall be subject to the conditions that (a) the purchase of Designated Securities to be made by the undersigned shall not on [the] [such] Delivery Date is prohibited under the laws of the jurisdiction to which the undersigned is subject and (b) the Company, on or before __________, 199__, shall have sold to the several Underwriters, pursuant to the Pricing Agreement dated __________, 199__, with the Company, an aggregate principal amount of Designated Securities equal to $_______, minus the aggregate principal amount of Designated Securities to be covered by this contract and other contracts similar to this contract. The obligation of the undersigned to take delivery of and make payment for Designated Securities shall not be affected by the failure of any purchaser to take delivery of and make payment for Designated Securities pursuant to other contracts similar to this contract.

     Promptly after completion of the sale to the Underwriters, the Company will mail or deliver to the undersigned at its address set forth below notice to such effect, accompanied by a copy of the opinion or opinions of the General Counsel of the Company delivered to the Underwriters in connection therewith.

     The undersigned represents and warrants that, as of the date of this contract, the undersigned is not prohibited form purchasing the Designated Securities hereby agreed to be purchased by its under the laws of the jurisdiction to which the undersigned is subject.

     This contract will inure to the benefit of and be binding upon the parties hereto and their respective successors, but will not be assignable by either party hereto without the written consent of the other.

     This contract may be executed by either of-the parties hereto in any number of counterparts, each of which shall be deemed to be an original, but all such counterparts shall together constitute one and the same instrument.

     It is understood that the acceptance by the Company of any Delayed Delivery Contract (including this contract) is in the Company's sole discretion and that,

                                     III-2
without limiting the foregoing, acceptances of such contracts need not be on a firstcome, first-served basis. If this contract is acceptable to the Company, it is requested that the Company sign the form of acceptance below and mail or deliver one of the counterparts hereof to the undersigned as its address set forth below. This will become a binding contract between the Company and the undersigned when such counterpart is so sailed or delivered by the Company.


                                       Yours very truly,

                                       [Name of Purchaser]



                                       By:
                                          ------------------------------
                                       Name:
                                       Title:
                                       Address:



Accepted, ________________, 199__

HELLER FINANCIAL, INC.



By:________________________________
Name:
Title:

                                     III-3